EXHIBIT 99.1
ABM Industries Announces Second Quarter Fiscal 2006 Financial Results
Tuesday June 6, 7:25 pm ET
Income from Continuing Operations Increases 17.5% on Revenues of $660.1 Million
Company Reiterates 2006 Fiscal Year Guidance
SAN FRANCISCO—(BUSINESS WIRE)—June 6, 2006—ABM Industries Incorporated (NYSE:ABM — News), a leading facility services contractor in the United States, today reported income from continuing operations for the second quarter of fiscal 2006 of $10.4 million ($0.21 per diluted share), up 17.5%, compared to $8.8 million ($0.17 per diluted share) for the prior year second quarter. Sales and other income for the second quarter of fiscal 2006 were $660.1 million, up 3.2% from $639.6 million in the second quarter of fiscal 2005.
The second quarter of fiscal 2006 had one fewer workday than the comparable period in fiscal 2005, favorably impacting fixed-priced contracts by approximately $2.4 million. This benefit was offset by $2.4 million of professional fees for the recently completed Audit Committee’s independent investigation of the prior year accounting at SSA, LLC, which is a wholly owned subsidiary of ABM Security.
“Substantially better than the year-before period, ABM’s second quarter results demonstrate strength in our core business performance and success in recent acquisitions,” commented Henrik Slipsager, ABM’s president and chief executive officer. “We continue to secure new business, and expand services to existing customers nationwide through effective deployment of management and financial resources. Our Janitorial and Engineering businesses have recently added new financial services customers and expanded services with existing high-tech clients. And we won a significant job from a major pharmaceutical company, further highlighting our specialty cleaning capabilities.
“Second quarter sales growth was driven by contributions from acquisitions completed in 2005 and the first half of 2006 and new business in Engineering and Security.” Mr. Slipsager continued, “All operating segments showed improvements in operating income except Lighting. Although Lighting sales and profitability were disappointing, the backlog for this business increased dramatically and we believe Lighting will see improved performance in the coming months.”
The Company’s income from continuing operations during the first six months of fiscal 2006 was $14.4 million ($0.29 per diluted share), compared to $14.5 million ($0.28 per diluted share) for the same period last year. Sales and other income for the six months ended April 30, 2006 were $1.33 billion, up 3.8%, compared to $1.28 billion for the comparable period last year.
Mr. Slipsager concluded, “We repurchased eight hundred thousand shares during the quarter at a cost of $13.9 million. We ended the quarter with $25 million in cash and cash equivalents, approximately $242 million in working capital and no debt. We believe that we are well positioned to continue to expand our existing lines of business in the second half of fiscal 2006 through organic growth and acquisitions. Guidance for the third quarter is $0.28 to $0.31 per diluted share. For full-year 2006, we continue to anticipate income from continuing operations will be in the range of $0.85 to $0.95 per diluted share.”

Conference Call
On Wednesday, June 7, 2006 at 6:00 a.m. (PDT), ABM will host a live webcast of remarks by President and Chief Executive Officer Henrik C. Slipsager, and Executive Vice President and Chief Financial Officer George B. Sundby. The webcast will be accessible at www.irconnect.com/primecast/06/q2/abm_2q2006.html. Listeners are asked to be online at least fifteen minutes early to register, as well as to download and install any complimentary audio software that might be required. Following the call, the webcast will be available at this URL for a period of three months.
In addition to the webcast, a limited number of toll-free telephone lines will also be available for listeners who are among the first to call 877-440-9648 within fifteen minutes before the event. Telephonic replays will be accessible during the period from two hours to seven days after the call by dialing 800-642-1687, and then entering ID # 1141428.
About ABM Industries
ABM Industries Incorporated is among the largest facility services contractors listed on the New York Stock Exchange. With fiscal 2005 revenues in excess of $2.5 billion and more than 73,000 employees, ABM provides janitorial, parking, security, engineering and lighting services for thousands of commercial, industrial, institutional and retail facilities in hundreds of cities across the United States and British Columbia, Canada. The ABM Family of Services includes ABM Janitorial; Ampco System Parking; ABM Security Services, which includes American Commercial Security Services (ACSS) and Security Services of America (SSA); ABM Facility Services; ABM Engineering; and Amtech Lighting Services.
Cautionary Statement Under the Private Securities Litigation Reform Act of 1995.
This press release contains forward-looking statements that set forth management’s anticipated results based on management’s plans and assumptions. Any number of factors could cause the Company’s actual results to differ materially from those anticipated. These risks and uncertainties include, but are not limited to: (1) delays in remediating the material weakness in controls identified in the Company’s security business; (2) a change in the frequency or severity of claims against the Company, a deterioration in claims management, or the cancellation or non-renewal of the Company’s primary insurance policies; (3) a change in actuarial analysis that causes an unanticipated change in insurance reserves; (4) inadequate technology systems that cannot support the growth of the business; (5) labor disputes that lead to a loss of sales or expense variations; (6) acquisition activity slows or is unsuccessful; (7) a decline in commercial office building occupancy and rental rates lowers sales and profitability; (8) weakness in airline travel and the hospitality industry that affects the results of the Company’s Parking segment; (9) financial difficulties or bankruptcy of a major customer; (10) the loss of long-term customers; (11) intense competition that lowers revenue or reduces margins; (12) an increase in costs that the Company cannot pass on to customers; (13) natural disasters or acts of terrorism that disrupt the Company in providing services; (14) significant accounting and other control costs that reduce the Company’s profitability; and (15) other issues and uncertainties that may include: new accounting pronouncements or changes in accounting policies, labor shortages that adversely affect the Company’s ability to employ entry level personnel, legislation or other governmental action that detrimentally impacts the Company’s expenses or reduces sales by adversely affecting the Company’s customers, unanticipated adverse jury determinations, judicial rulings or other developments in litigation to which the Company is subject, a reduction or revocation of the Company’s line of credit that increases interest expense and the cost of capital, and the resignation, termination, death or disability of one or more of the Company’s key executives that adversely affects customer retention or day-to-day management of the Company. Additional information regarding these and other risks and uncertainties the Company faces is contained in the Company’s Annual Report on Form 10-K and in other reports it files from time to time with the Securities and Exchange Commission. The Company undertakes no obligation to publicly update forward-looking statements, whether as a result of new information, future events or otherwise.

BALANCE SHEET SUMMARY

	April 30,	October 31,
	2006	2005
	(UNAUDITED)
Assets
Cash and cash equivalents	$25,006,000	$56,793,000
Trade accounts receivable, net	365,149,000	345,104,000
Other current assets	120,596,000	119,556,000

Total current assets	510,751,000	521,453,000
Goodwill	246,874,000	243,559,000
Other intangibles, net	26,115,000	24,463,000
All other assets	115,510,000	114,235,000

Total assets	$899,250,000	$903,710,000

Liabilities
Current liabilities	$268,364,000	$275,074,000
Non-current liabilities	156,925,000	152,710,000

Total liabilities	425,289,000	427,784,000
Stockholders’ Equity	473,961,000	475,926,000

Total liabilities and stockholders’ equity	$899,250,000	$903,710,000

SELECTED CASH FLOW INFORMATION (UNAUDITED)

	Three Months Ended April 30,
	2006	2005
Net cash flows from continuing operating activities	$15,212,000	$(1,539,000)
Net operational cash flows from discontinued operations	—	(351,000)

Net Cash Provided By (Used In) Operating Activities	$15,212,000	$(1,890,000)

Net Cash Used In Investing Activities	$(5,548,000)	$(5,129,000)

Common stock issued	$2,610,000	$5,130,000
Common stock purchases	(13,942,000)	(4,158,000)
Dividends paid	(5,421,000)	(5,215,000)

Net Cash Used In Financing Activities	$(16,753,000)	$(4,243,000)

	Six Months Ended April 30,
	2006	2005
Net cash flows from continuing operating activities	$3,296,000	$9,711,000
Net operational cash flows from discontinued operations	—	1,062,000

Net Cash Provided By Operating Activities	$3,296,000	$10,773,000

Net Cash Used In Investing Activities	$(16,368,000)	$(23,798,000)

Common stock issued	$6,057,000	$13,725,000
Common stock purchases	(13,942,000)	(4,158,000)
Dividends paid	(10,830,000)	(10,398,000)

Net Cash Used In Financing Activities	$(18,715,000)	$(831,000)

INCOME STATEMENT (UNAUDITED)

	Three Months Ended April 30,		Increase
	2006	2005	(Decrease)
Revenues
Sales and other income	$660,108,000	$639,555,000	3.2%
Gain on insurance claim	—	1,195,000	—

Total revenues	660,108,000	640,750,000	3.0%

Expenses
Operating expenses and cost of goods sold	592,322,000	578,826,000	2.3%
Selling, general and administrative expenses	49,530,000	50,331,000	(1.6)%
Intangible amortization	1,493,000	1,478,000	1.0%
Interest expense	121,000	241,000	(49.8)%

Total expenses	643,466,000	630,876,000	2.0%

Income from continuing operations before income taxes	16,642,000	9,874,000	68.5%
Income taxes	6,250,000	1,031,000	506.2%

Income from continuing operations	10,392,000	8,843,000	17.5%
Income from discontinued operations, net of income taxes	—	387,000	—

Net Income	$10,392,000	$9,230,000	12.6%

Net Income Per Common Share — Basic
Income from continuing operations	$0.21	$0.18	16.7%
Income from discontinued operations	—	0.01	—

	$0.21	$0.19	10.5%

Net Income Per Common Share — Diluted
Income from continuing operations	$0.21	$0.17	23.5%
Income from discontinued operations	—	0.01	—

	$0.21	$0.18	16.7%

Average Common And Common Equivalent Shares
Basic	49,226,000	49,730,000	(1.0)%
Diluted	49,812,000	50,702,000	(1.8)%

	Six Months Ended April 30,		Increase
	2006	2005	(Decrease)
Revenues
Sales and other income	$1,326,709,000	$1,277,720,000	3.8%
Gain on insurance claim	—	1,195,000	—

Total revenues	1,326,709,000	1,278,915,000	3.7%

Expenses
Operating expenses and cost of goods sold	1,198,498,000	1,158,283,000	3.5%
Selling, general and administrative expenses	102,423,000	98,438,000	4.0%
Intangible amortization	3,071,000	2,834,000	8.4%
Interest expense	244,000	493,000	(50.5)%

Total expenses	1,304,236,000	1,260,048,000	3.5%

Income from continuing operations before income taxes	22,473,000	18,867,000	19.1%
Income taxes	8,091,000	4,401,000	83.8%

Income from continuing operations	14,382,000	14,466,000	(0.6)%
Income from discontinued operations, net of income taxes	—	248,000	—

Net Income	$14,382,000	$14,714,000	(2.3)%

Net Income Per Common Share — Basic
Income from continuing operations	$0.29	$0.29	0.0%
Income from discontinued operations	—	0.01	—

	$0.29	$0.30	(3.3)%

Net Income Per Common Share — Diluted
Income from continuing operations	$0.29	$0.28	3.6%
Income from discontinued operations	—	0.01	—

	$0.29	$0.29	0.0%

Average Common And Common Equivalent Shares
Basic	49,205,000	49,461,000	(0.5)%
Diluted	49,949,000	50,552,000	(1.2)%

SALES AND OPERATING PROFIT BY SEGMENT (UNAUDITED)

	Three Months Ended April 30,		Increase
	2006	2005	(Decrease)
Sales and Other Income
Janitorial	$382,604,000	$381,457,000	0.3%
Parking	106,063,000	99,180,000	6.9%
Security	75,278,000	72,652,000	3.6%
Engineering	68,101,000	57,127,000	19.2%
Lighting	27,248,000	28,787,000	(5.3)%
Corporate	814,000	352,000	131.3%

	$660,108,000	$639,555,000	3.2%

Operating Profit
Janitorial	$20,959,000	$10,198,000	105.5%
Parking	3,011,000	2,448,000	23.0%
Security	287,000	267,000	7.5%
Engineering	3,762,000	3,180,000	18.3%
Lighting	249,000	813,000	(69.4)%
Corporate expenses	(11,505,000)	(7,986,000)	44.1%

Operating Profit From Continuing Operations	16,763,000	8,920,000	87.9%
Gain on insurance claim	—	1,195,000	—
Interest expense	(121,000)	(241,000)	(49.8)%

Income from continuing operations before income taxes	$16,642,000	$9,874,000	68.5%

	Six Months Ended April 30,		Increase
	2006	2005	(Decrease)
Sales and Other Income
Janitorial	$768,958,000	$757,580,000	1.5%
Parking	211,784,000	200,306,000	5.7%
Security	153,574,000	145,763,000	5.4%
Engineering	135,040,000	115,175,000	17.2%
Lighting	56,144,000	58,203,000	(3.5)%
Corporate	1,209,000	693,000	74.5%

	$1,326,709,000	$1,277,720,000	3.8%

Operating Profit
Janitorial	$35,655,000	$22,630,000	57.6%
Parking	4,650,000	4,836,000	(3.8)%
Security	462,000	(646,000)	171.5%
Engineering	6,950,000	6,181,000	12.4%
Lighting	584,000	1,494,000	(60.9)%
Corporate expenses	(25,584,000)	(16,330,000)	56.7%

Operating Profit From Continuing Operations	22,717,000	18,165,000	25.1%
Gain on insurance claim	—	1,195,000	—
Interest expense	(244,000)	(493,000)	(50.5)%

Income from continuing operations before income taxes	$22,473,000	$18,867,000	19.1%

Contact:
ABM Industries Incorporated
George B. Sundby
Executive Vice President and Chief Financial Officer
415-733-4000